EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Enhances Management Team with New Chief Executive Officer

Coeur d’Alene, Idaho – December 19, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced that it has appointed Mr. Kiran Patankar as Timberline’s new President and Chief Executive Officer.  Mr. Patankar will succeed Paul Dircksen, a founding member of the Company’s management, who will semi-retire and has been appointed as the Company’s new Vice-President of Business Development and Technical Services.  The appointments of Mr. Patankar and Mr. Dircksen will be effective on January 1, 2015.

Mr. Patankar has spent the past 7 years in the investment banking industry in Canada.  From January 2012 to December 2014, he served as Managing Director, Investment Banking of Mackie Research Capital Corporation.  From August 2007 to December 2011, Mr. Patankar worked at Macquarie Capital Markets Canada Ltd. where he was Vice President, Metals & Mining Investment Banking based in Vancouver and Toronto. Prior to joining Macquarie in 2007, he worked in the mining industry for 4 years as a geologist and engineer and in the construction materials industry for 2 years in operational and business development roles. Mr. Patankar holds a B.Sc. in Geological Engineering from the Colorado School of Mines and an MBA from the Yale School of Management.

Timberline’s Chairman of the Board, William M. Sheriff, said, “We welcome the addition of Kiran to our management team at Timberline.  His strong financing background will be an essential foundation to advancing our portfolio of precious metals projects located in the western United States, primarily in Nevada.  We appreciate Paul’s service as President and CEO, and we look forward to working with him in a different capacity as we work together to position Timberline to take advantage of unique opportunities in this market.”

Mr. Patankar added, “These are challenging times for the gold mining industry. New discoveries of economic deposits are becoming more infrequent as exploration budgets have declined along with the gold price; yet exploration provides an opportunity for gold producers to reduce per ounce mining costs and remain profitable throughout the commodity price cycle. In this context, I believe Timberline's Nevada properties are particularly attractive in that they are located along one of the world's most prolific gold trends, are in a favorable geopolitical jurisdiction, and have district-scale potential. Maximizing the value of these assets requires a combination of technical skill and capital markets discipline. I am pleased to join Timberline's executive team at this critical stage and, with the support of our highly experienced Board of Directors, continue building a western U.S. focused gold company that creates value for all our stakeholders. I would like to thank Paul Dircksen for his valuable contributions during his tenure as President and CEO and I look forward to his continued involvement with the Company."

In connection with Mr. Patankar’s appointment, the Company plans to make an inducement grant to Mr. Patankar pursuant to a stand-alone award agreement outside the Company’s Amended 2005 Equity Incentive Plan as an inducement material to Mr. Patankar entering into employment with the Company in accordance with Section 711(a) of the NYSE MKT Company Guide.  The inducement grant was approved by the Company’s Board of Directors.  Mr. Patankar’s inducement grant consists of, (i) a common stock purchase option (the “Inducement Option”) to purchase 100,000 shares of the Company’s common stock at an exercise price to be determined by the Board of Directors based on the closing price of the Company’s shares of common stock on December 17, 2014 as quoted on the NYSE MKT LLC and (ii) 100,000 shares of common stock of the Company (the “Inducement Shares”).  Mr. Patankar’s Inducement Option vests on January 1, 2015 and expires on December 17, 2019.

The issuance of the Inducement Option and the Inducement Shares is subject to regulatory approval, including the NYSE MKT LLC and the TSX-V.  For further details regarding Mr. Patankar’s employment and compensation, please see the Company’s Current Report on Form 8-K to be filed on December 19, 2014 with the Securities and Exchange Commission.

The Company also announces that Timberline’s Board of Directors has granted a total of 365,000 stock options to directors and employees.  The options were issued at the closing price of the Company’s common stock as quoted on the NYSE MKT on the date of grant and were granted pursuant to the Company’s 2005 Equity Incentive Plan, as amended, in order to attract, retain, and motivate employees and directors of the Company.

About Timberline Resources

Timberline Resources Corporation is focused on advancing and developing its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend in Nevada.  The Company continues to advance the NI 43-101 resource of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area in addition to advancing the exploration target of 180,000 – 200,000 ounces of gold at the Windfall project area into NI 43-101 compliance.  Exploration potential across the project area is lying along three separate structural trends defined by distinct geochemical gold anomalies.  The majority of the project area has yet to be drill tested.  Historic production from heap leach mines took place at Lookout Mountain and Windfall mines, both located on the Company’s Eureka property.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

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Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s ability to remain listed on the NYSE MKT or the TSX-V, approvals expected to be granted by the NYSE MKT or the TSX-V, terms of the Inducement Option or the signing bonus, expected employment agreement with Mr. Patankar and the anticipated start dates of Mr. Patankar and Mr. Dircksen in his new role, and the advancement of our portfolio of properties.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the acquisition of Wolfpack US, risks related to obtaining shareholder and regulatory approvals, market risks, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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